Exhibit 24

POWER OF ATTORNEY

Each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, JULIE A. BOLAND, and ROCHELLE F. WALK, his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of Oglebay Norton Company, an Ohio corporation (the “Company”), to the Annual Report on form 10-K of the Company for the year ended December 31, 2004 (the “Annual Report”), to be filed with the Securities and Exchange Commission, and any and all amendments and modifications to the Annual Report, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument, shall be deemed signed at Cleveland, Ohio, this 4th day of March 2005.

/s/ MICHAEL D. LUNDIN	President and Chief Executive Officer Principal Executive Officer; Director
Michael D. Lundin

/s/ JULIE A. BOLAND	Vice President and Chief Financial Officer Principal Financial and Accounting Officer
Julie A. Boland

/s/ THOMAS O. BOUCHER, JR.	Chairman of the Board of Directors
Thomas O. Boucher, Jr.

/s/ DELYLE W. BLOOMQUIST	Director
DeLyle W. Bloomquist

/s/ EUGENE I. DAVIS	Director
Eugene I. Davis

/s/ LAURENCE V. GODDARD	Director
Laurence V. Goddard

/s/ ROBERT H. KANNER	Director
Robert H. Kanner

/s/ JOHN P. O’BRIEN	Director
John P. O’Brien